Exhibit 4.1

CLUBCORP CLUB OPERATIONS, INC.

10% SENIOR NOTES DUE 2018

INDENTURE

DATED AS OF NOVEMBER 30, 2010

WILMINGTON TRUST FSB

as Trustee

i

(continued)

(continued)

(continued)

EXHIBIT A	Form of Note
EXHIBIT B	Form of Certificate of Transfer
EXHIBIT C	Form of Certificate of Exchange
EXHIBIT D	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

This INDENTURE dated as of November 30, 2010, is by and among CLUBCORP CLUB OPERATIONS, INC., a Delaware corporation, each Guarantor listed on the signature pages hereto, and WILMINGTON TRUST FSB, as trustee (the “Trustee”).

The Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10% Senior Notes due 2018 (the “Notes”) issued under this Indenture:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all Additional Interest, as defined in and then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09, as part of the same series as the Initial Notes or as an additional series.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)   increased (without duplication) by:

(a)           provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)           Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)           any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)           the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f)            any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)           the amount of any non-controlling interest income or expense consisting of Subsidiary income or loss attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)           the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under Section 4.14; plus

(i)            the amount of net cost-savings projected by the Company in good faith to be realized as a result of specified actions initiated or to be taken on or prior to the date that is 12 months after any acquisition, merger or operational change (calculated on a pro forma basis as though such cost-savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost-savings are reasonably identifiable and quantifiable, (y) no cost-savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost-savings that are included in clause (e) above, and (z) the aggregate amount of cost-savings added pursuant to this clause (i) shall not exceed in any Four Quarter Period (A) $3.0 million in connection with any acquisition of a club and (B) $10.0 million for such Four Quarter Period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j)            the amount of deferred revenue relating to initiation deposits and fees that was written off in connection with the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006 which, but for such write-off, would have been recognized as revenue in such period; plus

(k)           any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.10(a); plus

(l)            the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Company or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture;

(m)          fees and expenses of third parties retained by management in connection with preparing the Company to comply with the public filing requirements of the Commission and the Sarbanes-Oxley Act of 2002, as amended, and related rules and regulations, to the extent deducted in computing Consolidated Net Income; and

(n)           any state or local property taxes, regulatory expenses or other charges directly resulting from (i) the Reorganization Transactions described in the offering memorandum relating to the initial offering of the Notes or (ii) the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006.

(2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Adjusted EBITDA in any prior period.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means:

(1)   the sale, conveyance or other disposition of any property or assets of the Company or any of its Restricted Subsidiaries; or

(2)   the issuance or sale of Equity Interests by any of the Company’s Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(a)           any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)           the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.10;

(d)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $7.5 million;

(e)           any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f)            to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

(g)           the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)            foreclosures, condemnation or any similar action on assets;

(j)            any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(k)           any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(l)            any disposition of assets or issuance or sale of Equity Interests of any Dormant Subsidiary; and

(m)          any disposition of property or assets in connection with the Reorganization Transactions.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)   with respect to a corporation, the board of directors of the corporation or any committee duly designated thereby;

(2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)   with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

(1)   in the case of a corporation, corporate stock;

(2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)   United States dollars;

(2)           (a) euro, or any national currency of any participating member state in the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government, with maturities of 12 months or less from the date of acquisition;

(4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than

$500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)   commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (except by reason of temporary vacancies created by the death, incapacity or the unscheduled resignation of a director, prior to the replacement of such director); or

(3)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of, (i) prior to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, 35% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company, or (ii) subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Company” means ClubCorp Club Operations, Inc., and any successor thereto.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, other than with respect to Indebtedness borrowed under the Credit Agreement or the Notes, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) interest expense relating to membership deposit liabilities, (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness borrowed under the Credit Agreement, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility); plus

(2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)   interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that without duplication:

(1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.10(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)   effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)   any impairment charge, asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established, adjusted or changed as a result of the adoption or modification of accounting policies, shall be excluded,

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded,

(14) any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging shall be excluded, and

(15) any net gain or loss resulting in such period from currency transaction or translation gain or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.10 only (other than Section 4.10(a)(3)(d)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.10(a)(3)(d).

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries (other than Hedging Obligations) that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Company’s Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.  For purposes of this definition, Obligations in respect of Capitalized Lease Obligations shall not be considered secured by Liens.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to liabilities representing membership deposits) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company’s Board of Directors.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)   to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” means during any period of 12 consecutive months beginning after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any of its direct or indirect parent companies, if such agreement was approved by a vote of such majority of directors).

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than KSL, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Article 12, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement to be dated on or about November 30, 2010, among CCA Club Operations Holdings, LLC, the Company, as borrower, the other borrowers party thereto, Citibank, N.A., as administrative agent, and the lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10, in substantially the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.10(a).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Dormant Subsidiary” shall have the same meaning as defined in the Credit Agreement on the Issue Date.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the

Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)   public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)   issuances to any Subsidiary of the Company; and

(3)   any such public or private sale that constitutes an Excluded Contribution.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

“Exchange Offer Registration Statement” has the meaning set forth in a Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(1)   contributions to its common equity capital; and

(2)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company;

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.10(a).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date.

“Financing Unrestricted Subsidiary” means any Unrestricted Subsidiary that owns assets or property (other than cash) that were owned by the Company or its Subsidiaries on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Four Quarter Period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the applicable Four Quarter Period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the applicable Four Quarter Period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)   Consolidated Interest Expense of such Person for such period;

(2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) during such period on any series of Preferred Stock issued by such Person; and

(3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) during such period on any series of Disqualified Stock issued by such Person.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Four Quarter Period” means the most recently ended four fiscal quarters of the Company for which internal financial statements are available immediately preceding the date for which the Fixed Charge Coverage Ratio is being calculated.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A issued in accordance with Article 2.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means:

(1)   each Wholly Owned Restricted Subsidiary of the Company that has guaranteed the Company’s Obligations under the Credit Agreement and that is a party to this Indenture on the date of this Indenture; and

(2)   any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the fore-going individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any do-nor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)   in respect of borrowed money;

(2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker’s acceptances;

(4)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(5)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of receivables facilities or (c) liabilities representing membership deposits.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person other than by endorsement of negotiable instruments for collection in the ordinary course of business.

The amount of any Indebtedness outstanding as of any date shall be:

(1)   the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)   the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $415,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.10.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investment Grade Securities” means:

(1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors” means KSL and its respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 30, 2010.

“KSL” means KSL Capital Partners, LLC.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Leverage Ratio” means, for any date of determination, the ratio of (1) Consolidated Total Indebtedness to, (2) Adjusted EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Four Quarter Period for which the Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Leverage Ratio is made (the “Leverage Ratio Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Four Quarter Period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period.  If since the beginning of such Four Quarter Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.  For purposes of this definition, the amount of Indebtedness outstanding under any revolving credit facility shall be calculated based on (A) the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Indebtedness during the period from the creation of such facility to the date of determination.

“Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Premium” means, with respect to a Note on any date of redemption, the greater of (1) 1% of the principal amount of such Note or (2) the excess of the present value at such date of redemption of (i) the redemption price of such Note at December 1, 2014 (such redemption price being set forth in the table appearing under Section 3.07(a)) plus (ii) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through December 1, 2014 computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over the then outstanding principal amount of such Note.

“Management Agreement” means the Investment Management Agreement, dated as of December 26, 2006, among KSL Advisors, LLC, Fillmore CCA Holdings I, LLC, Fillmore CCA Holdings, Inc. and ClubCorp, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means a guarantee by a Guarantor of the Company’s obligations with respect to the Notes pursuant to Article 10 or any supplemental indenture to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated November 22, 2010, pursuant to which the Initial Notes were offered.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Treasurer, Secretary or any Vice President of the Company, or any Guarantor, as applicable.

“Officer’s Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by an Officer of the Company and delivered to the Trustee and which meets the requirements of Section 12.05.

“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Business” means any business conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

“Permitted Holders” means KSL, investment vehicles managed by KSL, partners or members of KSL and any Affiliates or Related Persons therof.

“Permitted Investments” means:

(1)   any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)   any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 or any other disposition of assets not constituting an Asset Sale;

(5)   any Investments received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies;

(6)   Hedging Obligations incurred under Section 4.09(b)(8);

(7)   [reserved];

(8)   accounts receivable, prepaid expenses, advances and deposits arising in the ordinary course of business of the Company or its Restricted Subsidiaries;

(9)   Investments received (a) in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries, (b) in satisfaction of judgments or foreclosure or (c) in exchange for any other Investment or accounts receivable held by the Company or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy, workout,  reorganization or recapitalization of the issuer of such Investment or account receivable;

(10) loans or advances to members representing their deferred initiation deposits or fees, arising in the ordinary course of business consistent with past practice;

(11) loans and advances to employees, directors, officers, managers, distributors and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof; provided that the proceeds of any such loans to purchase Equity Interests under this clause (11)(b) are either received by the Company or contributed by such direct or indirect parent company to the Company and excluded from the calculation under clause (3) of Section 4.10(a) except to the extent such loans are actually repaid;

(12) guarantees of Indebtedness permitted under Section 4.09;

(13) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(14) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the Section 4.14(b) (except transactions described in clauses (3), (5) and (8) of Section 4.14(b));

(15) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(16) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $45.0 million and 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(17) Investments resulting from the designation of one or more Financing Unrestricted Subsidiaries; provided that the aggregate fair market value of all property and assets (as valued at the time of designation of each applicable Subsidiary (as described in Section 4.15) that are transferred to, contributed to or otherwise held by all Financing Unrestricted Subsidiaries shall not exceed $75.0 million;

(18) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date to the extent described in this offering memorandum, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date to the extent described in this offering memorandum; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(19) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(20) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

(21) repurchases of Notes.

“Permitted Liens” means:

(1)   Liens securing Indebtedness permitted to be incurred under one or more Credit Facilities, including any letter of credit relating thereto, pursuant to Section 4.09 in an amount not to exceed the amount of Indebtedness permitted to be incurred pursuant to Section 4.09(b)(1);

(2)   Liens in favor of the Company or any of its Restricted Subsidiaries;

(3)   (a) Liens on deposits to secure the performance of bids, trade contracts, governmental contracts, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations that do not materially or adversely affect the value or use of such property), in each case, other than Indebtedness, and incurred in the ordinary course of business or (b) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (a);

(4)   Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or overdue for a period of more than 30 days, are not yet payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(5)   leases, subleases, licenses or sublicenses granted to others that do not in any material respect interfere with the business of the Company or any of its Restricted Subsidiaries;

(6)   landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractor’s or other similar Liens, in each case, not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(7)   (a)  Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business, (b) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Company or any of its Restricted Subsidiaries, or (c) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payments of the items set forth in clauses (a) and (b);

(8)   survey exceptions, encroachments, protrusions, recorded and unrecorded servitudes, easements, rights-of-way, restrictions or reservations of, or rights of others for, licenses, rights-of -way, sewers, electric lines, telegraph and telephone lines and other similar purposes, variations in area or measurement, rights of parties in possession under written leases or occupancy agreements, and other title defects and non-monetary encumbrances affecting real property, or zoning, building or other restrictions as to the use of real properties or other similar encumbrances incurred which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Company or any of its Restricted Subsidiaries, as the case may be, and any exceptions to title set forth in any title policies;

(9)   Liens arising from the rendering of a final judgment or order against the Company or any of its Restricted Subsidiaries that does not give rise to an Event of Default;

(10) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(11) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $20.0 million at any one time outstanding;

(12) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(13) Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(14) Liens securing Hedging Obligations; provided that, with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(15) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(17) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (12), (13) and (35); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (12), (13) and (35) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(21) [reserved];

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of over-draft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(25) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under the Credit Agreement or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(26) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted;

(28) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(29) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(30) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(31) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Subsidiaries that were permitted by the terms of this Indenture to be incurred;

(32) Liens arising solely from precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar filings;

(33) Liens on vehicles arising from Capital Lease Obligations entered into with respect to such vehicles so long as such leases are permitted under Section 4.09;

(34) Liens securing Capital Lease Obligations permitted to be incurred pursuant to Section 4.09 and Indebtedness permitted to be incurred under clauses (4) or (5) of Section 4.09(b) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Capital Lease Obligations and Indebtedness incurred under such clauses (4) or (5) of Section 4.09(b); provided, however, that such Liens securing Capital Lease Obligations or Indebtedness incurred under either clause (4) or (5) of Section 4.09(b) may not extend to property owned by the Company or any Restricted Subsidiary other than the property being leased or acquired pursuant to such clause (4) or (5);

(35) Liens existing on the Issue Date;

(36) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09;

(37) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(38) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(39) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09; provided that, with respect to Liens securing Obligations permitted under this clause (39), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.00 to 1.0.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium (including reasonable tender premiums) necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Priority Senior Obligations” means, without duplication:

(1)   all Secured Indebtedness or Senior Indebtedness of the Company or any of its Restricted Subsidiaries;

(2)   all Capital Lease Obligations of the Company or any of its Restricted Subsidiaries;

(3)   all Attributable Debt of the Company or any of its Restricted Subsidiaries in respect of sale and leaseback transactions; and

(4)   all Indebtedness (other than Indebtedness representing liability for refundable membership deposits or initiation fees incurred in the ordinary course of business) of any Restricted Subsidiary of the Company that is not a Guarantor.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means the fair market value (as determined in good faith by the Company’s Board of Directors) of assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes dated the Issue Date, among the Company, the Guarantors and the initial purchaser.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

“Related Person” with respect to any Permitted Holder means:

(1)   any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Reorganization Transactions” means the Reorganization Transactions, as such term is defined in the Offering Memorandum.

“Replacement Assets” means (1) assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien upon property of the Company or any of its Restricted Subsidiaries.

“Senior Indebtedness” means:

(1)   all Indebtedness of the Company or any Guarantor outstanding under the Credit Facilities or Notes and related guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the  Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3)   any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related guarantee; and

(4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)   any obligation of such Person to the Company or any of its Subsidiaries;

(b)   any liability for federal, state, local or other taxes owed or owing by such Person;

(c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Shelf Registration Statement” means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)   any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity.

“Subsidiary” means, with respect to any specified Person:

(1)   any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)   any partnership, joint venture, limited liability company or similar entity of which

(a)           more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)           such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Treasury Rate” means, as of any date of redemption, the yield to maturity at such date of redemption of United States Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date that the applicable redemption notice relating to such redemption is mailed (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from such date of redemption to December 1, 2014; provided, however, that if the period from such date of redemption to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, unless such guarantee or credit support is released upon such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of Section 4.09.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.                Other Definitions.

Defined in
Term	Section
“Acceleration Notice”	6.02
“Acceptable Commitment”	4.14
“Affiliate Transaction”	4.14
“Asset Sale Offer”	4.12
“Authentication Order”	2.02
“Benefited Party”	10.01
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Initial Lien”	4.11
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer to Purchase”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Purchase Price”	3.09
“Registrar”	2.03
“Refunding Capital Stock”	4.10
“Restricted Payments”	4.10
“Security Register”	2.03
“Successor Company”	5.01
“Successor Person”	10.04
“Treasury Capital Stock”	4.10

Section 1.03.                Incorporation by Reference of Trust Indenture Act.

(a)   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b)   The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

(c)   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

Section 1.04.                Rules of Construction.

(a)   Unless the context otherwise requires:

(i)                a term has the meaning assigned to it;

(ii)               an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)              “or” is not exclusive;

(iv)             words in the singular include the plural, and in the plural include the singular;

(v)              any reference in this instrument to “Article,” “Section,” “clause” or “Exhibit” is to the designated Article, Section, clause or exhibit of this Indenture;

(vi)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)            “including” means “including without limitation;”

(viii)           provisions apply to successive events and transactions; and

(ix)              references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01.                Form and Dating.

(a)   General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)   Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note”).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)   Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b)), and (ii) an Officer’s Certificate from the Company.  Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(d)   Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(e)   Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(f)    Certificated Securities.  The Company shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a Holder if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (1) or(2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02.                Execution and Authentication.

(a)   One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)   If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)   A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)   The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for issuance.

(e)   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.                Registrar and Paying Agent.

(a)   The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)   The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)   The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04.                Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Section 6.01(8) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.06.                Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Upon the occurrence of any of the events set forth in Section 2.01(f), Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f).

(b)   Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of the Regulation S)).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)  Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)  Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)           such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)   Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)   Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

(i)            Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof; or

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)   Transfer or Exchange of Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)  Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)           such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

(iv)  Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii), the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)    Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof; or

(E)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above and a Regulation S Global Note.

(ii)   Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)           such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)           if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the Unrestricted Global Note.

(iii)  Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)  Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)   Issuance of Unrestricted Global Notes.  If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)    Transfer of Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B, including the certifications and certificates required by item (3) thereof, if applicable.

(ii)   Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

(B)           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

(C)           any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted

Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2)           if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)  Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f)    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

(g)   Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                Private Placement Legend.

(A)          Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND [IN THE CASE OF RULE 144A NOTES: THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATIONS NOTES]: WHEN THIS SECURITY (OR ANY PREDECESSOR SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)               Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)  Regulation S Temporary Global Note Legend.  Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS REGULATION S

TEMPORARY GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S TEMPORARY GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME.”

(iv)  Tax Legend.  Each Global Note and each Definitive Note shall bear the legend in substantially the following form:

“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES.  THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT                             , THE                              OF THE COMPANY, AT [ADDRESS], [PHONE NUMBER], WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.”

(h)   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(i)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.16 and 9.05).

(ii)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)          Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)          Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest and Additional Interest, if any, on, such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)          The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07.                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                Outstanding Notes.

(a)   The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note shall not cease to be outstanding because the Company or an

Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(c).

(b)   If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

(c)   If the principal amount of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)   If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.  After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.                Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws).  Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.                CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14.                Additional Interest.

If Additional Interest is payable by the Company pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01.  Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the details of such payment.

Section 2.15.                Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any.  The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)   the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

(c)   whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.                Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.                Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officer’s Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price, if then ascertainable.

Section 3.02.                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee will select Notes for redemption or purchase:

(a)   if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(b)   if the Notes are not so listed, on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate), by lot or by such other method required by law or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  No Notes of $2,000 or less shall be redeemed or purchased in part.  Notes and portions of Notes selected for redemption or purchase will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.                Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 or a satisfaction and discharge pursuant to Article 11.

The notice shall identify the Notes to be redeemed and shall state:

(a)   the redemption date;

(b)   the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price may be set forth in an Officer’s Certificate delivered to the Trustee prior to the redemption date;

(c)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)   the name and address of the Paying Agent;

(e)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)   the applicable section of this Indenture or the Notes pursuant to which the Notes called for redemption are being redeemed;

(h)   that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes; and

(i)    if applicable, any condition to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least two Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (or such shorter period allowed by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.                Effect of Notice of Redemption.

Except as provided for in Section 3.07(d), once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05.                Deposit of Redemption or Purchase Price.

On or prior to 11:00 a.m., New York City time, on the redemption or purchase date (or such later time of day to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase in accordance with Section 2.08(d), whether or not such Notes are presented for payment.  If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary only an authentication order in accordance with Section 2.02 and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07.                Optional Redemption.

(a)   Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the option of the Company prior to December 1, 2014.  On and after December 1, 2014, the Company may redeem all or a part of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

(b)   At any time prior to December 1, 2014, the Company may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to Section 3.03 hereof upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) the principal amount of the Notes to be redeemed; plus (ii) accrued and unpaid interest and Additional Interest, if any, to the applicable date of redemption; plus (iii) the Make-Whole Premium.

(c)   At any time prior to December 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)  at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)  the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(d)   Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Company’s discretion, be given prior to completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control.

(e)   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08.                Mandatory Redemption.

Except as set forth in Sections 4.12 and 4.16, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

Section 3.09.                Offer To Purchase.

(a)   In the event that, pursuant to Section 4.12 or 4.16, the Company shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)   [Reserved].

(c)   The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice, the terms of which shall govern the Offer to Purchase, stating:

(1)  that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or Section 4.16, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.16;

(2)  the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.16, as the case may be (the “Offer Amount”), the purchase price set forth in Section 4.12 or Section 4.16, as applicable (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(3)  except as provided in clause (9) below, that all Notes timely tendered and not withdrawn shall be accepted for payment;

(4)  that any Note not tendered or accepted for payment shall continue to accrue interest;

(5)  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(6)  that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in denominations of $1,000 or an integral multiple of $1,000 in excess thereof only (so long as no Note of $2,000 or less will be purchased in part);

(7)  that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(8)  that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9)  that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or an integral multiple of $1,000 in excess thereof, will be purchased (so long as no Note of $2,000 or less will be purchased in part));

(10)  that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(11)  any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)   The Offer to Purchase shall remain open for a period of at least 20 Business Days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

(e)   On or prior to the Purchase Date, the Company shall, to the extent lawful:

(1)  accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(2)  deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(3)  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f)    The Paying Agent (or the Company, if acting as the Paying Agent) will promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) send to each tendering Holder the Purchase Price.  In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.   Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(g)   If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)   The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.16, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Sections 4.12 or 4.16, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

(i)    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06.

ARTICLE 4.

COVENANTS

Section 4.01.                Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes.  Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest and Additional Interest paid on the Notes.  The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.                Maintenance of Office or Agency.

(a)   The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)   The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)   The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03.                Reports.

(a)   Whether or not required by the Commission, so long as any Notes are outstanding, the Company will make available to the Trustee and the Holders of Notes, within the time periods specified in the Commission’s rules and regulations for non-accelerated filers:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b)   In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.03(a) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations for non-accelerated filers (unless the Commission will not accept such a filing); provided that the Company’s obligation to file information and reports with the Commission under this Indenture shall not commence until such time that the Company has filed a registration statement pursuant to the Registration Rights Agreement and such registration statement has been declared effective by the Commission, and, prior to such time, the Company shall provide a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.03(a) by posting such information on the website of the Company or otherwise making it available to the Trustee and Holders of the Notes.  In addition, the Company and the Note Guarantors have agreed that, for so long as any Notes remain outstanding, they will make available to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, which requirement shall be deemed satisfied (i) by posting such information on the website of the Company or (ii) if such information is contained in any publicly available filing by the Company with the Commission.

(c)   In the event that any direct or indirect parent company of the Company becomes a Guarantor (which shall be permitted, subject to compliance with this Indenture, at any time, at the Company’s sole discretion), this Indenture will permit the Company to satisfy its obligations in this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(d)   If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Section 4.04.                Compliance Certificate.

(a)   The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest and Additional Interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)   The Company shall otherwise comply with TIA §314(a)(2).

(c)   The Company shall deliver to the Trustee, within 10 Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                Taxes.

The Company will pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.                Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor and (ii) the rights (charter and statutory), licenses and franchises of the Company and such Guarantors; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Guarantor, if the Company’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.                Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.09.                Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Debt) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage

Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Ratio test under this Section 4.09(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $40.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to the Fixed Charge Coverage Ratio test under this first paragraph and clauses (15), (16)(B) and (17) below at such time.

(b)   Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)   the incurrence of Indebtedness pursuant to Credit Facilities by the Company (and the incurrence by the Guarantors of guarantees thereof) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $400.0 million, minus, in each case, the amount of permanent repayments of Indebtedness under Credit Facilities incurred pursuant to this clause (1) with the Net Proceeds from Asset Sales pursuant to clause (1) of Section 4.12(b);

(2)   the incurrence by the Company and any Restricted Subsidiary of the Company of the Existing Indebtedness (other than Indebtedness under clauses (1) and (3) and, for purposes of clause (6) below, (8) and (16));

(3)   the incurrence by the Company and any Restricted Subsidiary of Indebtedness represented by the Notes and the related Note Guarantees outstanding on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations), Disqualified Stock and Preferred Stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding which, taken together with all other Indebtedness incurred pursuant to this clause (4) and all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, Disqualified Stock and Preferred Stock, does not exceed $25.0 million;

(5)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations), Disqualified Stock and Preferred Stock, in each case, incurred for the purpose of financing all or any part of the purchase price for golf carts or golf course maintenance equipment, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness (including Capital Lease Obligations), Disqualified Stock or Preferred Stock incurred pursuant to this clause (5), not to exceed $300,000 at any time outstanding for each 18-hole equivalent golf course operated by the Company or any such Restricted Subsidiary;

(6)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness), Disqualified Stock and

Preferred Stock that was permitted by this Indenture to be incurred under the Section 4.09(a) or clauses (2), (3), (4), (5), (6), (15) and (17) of Section 4.09(b);

(7)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)  if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)   the incurrence, in the ordinary course of business and not for speculative purposes, by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of protecting the Company or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates;

(9)   the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

(10) refundable membership deposits or initiation fees incurred in the ordinary course of business;

(11) the incurrence by the Company or any Restricted Subsidiary of (a) obligations under letters of credit or similar instruments (including reimbursement obligations with respect thereto) securing obligations (other than Indebtedness) entered into in the ordinary course of business of such Person to the extent such letters of credit or similar instruments are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 30 days following receipt by such Person of a demand for reimbursement; (b) performance, bid, surety or appeal bonds and completion guarantees provided in the ordinary course of business or (c) agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition;

(12) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(14) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (9) of Section 4.10(b);

(15) Indebtedness, Disqualified Stock or Preferred Stock of (a) the Company or a Restricted Subsidiary incurred to finance an acquisition or (b) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either

(a)   the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this Section 4.09, or

(b)   the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to Section 4.09(a) and Sections 4.09(b)(16)(B) and (17), no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this Section 4.09(b)(15) shall be incurred and outstanding;

(16)         (A) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with Section 4.10(a)(3)(b) and (c) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.10(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (B) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this Section 4.09(b)(16)(B), does not at any one time outstanding exceed $45.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to Section 4.09(a) and Sections 4.09(b)(15) and (17), no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this Section 4.09(b)(16)(B) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this Section 4.09(b)(16)(B) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09(b)(16)(B) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which the Company or such Restricted

Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) without reliance on this Section 4.09(b)(16)(B));

(17) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $35.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this Section 4.09(b)(17) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this Section 4.09(b)(17) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09(b)(17) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) hereof without reliance on this Section 4.09(b)(17)); provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to Section 4.09(a) and Sections 4.09(b)(15) and (16)(B), no more than $40.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this Section 4.09(b)(17) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this Section 4.09(b)(17) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09(b)(17) but shall be deemed incurred for the purposes of Section 4.09(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) without reliance on this Section 4.09(b)(17); and

(18) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business.

(c)   For purposes of determining compliance with this Section 4.09:

(1)   in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt; and

(2)   at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs of this Section 4.09.

(d)   Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

(e)   For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency ex-change rate in effect on the date of such refinancing, such

U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(f)    The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g)     Neither the Company nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or Note Guarantee of such Guarantor on at least substantially identical terms.

(h)     (i)  Unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Senior Indebtedness will not be treated as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10.                Restricted Payments.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)   declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)   make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any scheduled payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under Section 4.09(b)(7) or (b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase or acquisition; or

(4)   make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)   the Company would, after giving effect to such transaction on a pro forma basis, (a) have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) and (b) have had a Leverage Ratio of not greater than 4.50 to 1.00; and

(3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by Section 4.10(b)(2) through (13)), is less than the sum, without duplication, of:

(a)   100% of the Adjusted EBITDA of the Company for the period (taken as one accounting period) from the beginning of the first day of the fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less 1.75 times Consolidated Interest Expense of the Company for the same period, plus

(b)   100% of the aggregate net cash proceeds, and the fair market value (as determined in good faith by the Company’s Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.09(b)(16)(A)) from the issue or sale of:

(i)            (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value (as determined in good faith by the Company’s Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received from the sale of:

(x)            Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.10(b)(9); and

(y)           Designated Preferred Stock,

and (B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.10(b)(9)); or

(ii)   debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)   100% of the aggregate amount of cash and the fair market value (as determined in good faith by the Company’s Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock, pursuant to Section 4.09(b)(16)(A), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d)   100% of the aggregate amount received in cash and the fair market value (as determined in good faith by the Company’s Board of Directors or, if such fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor), of marketable securities or other property received by means of:

(i)    the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii)   the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (as determined by the Company’s Board of Directors in good faith or, if such fair market value exceeds $20.0 million, in writing by an Independent Financial Advisor) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment.

(b)   The foregoing provisions will not prohibit the following (provided that with respect to clauses (8), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):

(1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 4.10;

(2)   the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 4.10(b)(5), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)   the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 4.09 to the extent such dividends are included in the definition of “Fixed Charges;”

(5)           (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(B)   the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.10(b)(2);

provided, however, in the case of each of clauses (a) and (c) of this Section 4.10(b)(5), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(6)   payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company and any repurchases of Equity Interests in consideration of such payments deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(7)   Restricted Payments that are made with Excluded Contributions;

(8)   the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.12 and 4.16, provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(9)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this Section 4.10(b)(9) do not exceed $2.5 million in any calendar year (which shall increase to $5.0 million in any calendar year subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to any future, present or former employee, director or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.10(a)(3); plus

(B)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to common equity of the Company and not otherwise applied to make Restricted Payments by virtue of clause (3) of the preceding paragraph) after the Issue Date; less

(C)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this Section 4.10(b)(9);

(10)  the declaration and payment of dividends or distributions by the Company to, or the making of loans to, any direct or indirect parent company of the Company in amounts required for any direct or indirect parent company of the Company to pay, in each case without duplication:

(A)  franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)   foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company;

(C)   customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(D)  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(E)   fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent company;

(F)   amounts payable pursuant to the Management Agreement (including any amendment thereto so long as any such amendment is not materially disadvantageous in the good faith judgment of the Board of Directors of the Company to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries;

(G)   cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent company of the Company; and

(H)  to finance Investments that would otherwise permitted to be made pursuant to this Section 4.10 if made by the Company; provided that (v) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (w) such direct or indirect parent company shall, immediately following the closing thereof, cause (i) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (ii) the merger or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, (x) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (y) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to Section 4.10(a)(3) and (z) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this Section 4.10 (other than pursuant to Section 4.10(b)(7)) or pursuant to the definition of “Permitted Investments” (other than clause (5) thereof);

(11) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(12) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (12) not to exceed $35.0 million; and

(13) any Restricted Payment made in connection with the Reorganization Transactions.

Notwithstanding the immediately prior two paragraphs, prior to the second anniversary of the Issue Date, none of the Company or any of its Restricted Subsidiaries shall (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interest held by (a) the Investors or (b) a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of a dividend or other distribution to the Investors, or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, in each case, held by the Investors; provided that following the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent company of the Company, which generates gross proceeds to the issuer and any selling stockholders of at least $125.0 million, the Company shall be permitted to make any Restricted Payment in compliance with this Section 4.10.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment (as determined by the Company’s Board of Directors in good faith or, if the fair market value for any transaction exceeds $20.0 million, in writing by an Independent Financial Advisor).

Section 4.11.                Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective Liens (the “Initial Lien”) of any kind against or upon any of their assets now owned or hereafter acquired, or upon any income or profits therefrom, securing Indebtedness or any related guarantee, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.12.                Asset Sales.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company’s Board of Directors of the assets sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both; provided that the amount of:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or in footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days following the consummation of such Asset Sale; and

(C) any Designated Non-cash Consideration received by the Company or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of $20.0 million and 1.5% of Total Assets, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Priority Senior Obligations and, in the case such Priority Senior Obligations are revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure in or that is used or useful in a Permitted Business; or

(4) to acquire other long-term assets in or that are used or useful in a Permitted Business;

provided that, in the case of clauses (2), (3) or (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c)   Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings, including under the Credit Agreement, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d)   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company or agent for such other pari passu Indebtedness shall select such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.13.                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions, including Existing Indebtedness and the Credit Agreement, in each case as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness and the Credit Agreement, as the case may be, as in effect on the date of this Indenture;

(2) the Indenture, the Notes and the Note Guarantees;

(3) applicable law or any applicable rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5) customary non-assignment provisions in, or provisions that restrict in a customary manner the transfer of any property or asset that is, a lease, contract or agreement entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in Section 4.13(a)(3);

(7) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens and Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants of this Indenture that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company that is not a Domestic Subsidiary;

(11) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts entered into in the ordinary course of business;

(12) not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in

any manner material to the Company or any of its Restricted Subsidiaries;

(13) customary provisions in joint venture agreements or arrangements and other similar agreements entered into in the ordinary course of business;

(14) Indebtedness of any Restricted Subsidiary of the Company or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes;

(15) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(16) customary provisions contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(17) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.13(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) of Section 4.13(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.14.                Transactions with Affiliates.

(a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $3.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person in an arms-length transaction; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the Board of Directors (including a majority of the members of the Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested); and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b)   The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) any reasonable employment, compensation, benefit or indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with directors, officers or employees and the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(3) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(4)  transactions in the ordinary course of business between the Company or any of its Restricted Subsidiaries and any Person in which the Company or any of its Restricted Subsidiaries owns any Equity Interest; provided (i) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, (ii) such Person is an Affiliate of the Company or such Restricted Subsidiary solely as a result of the Company or such Restricted Subsidiary’s ownership of the Equity Interests in such Person and (iii) no holder of Equity Interests in such Person are Affiliates of the Company or any of its Subsidiaries;

(5) Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.10 and the definition of “Permitted Investments;”

(6) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such existing agreement together with all amendments thereto are not otherwise disadvantageous to the Holders when taken as a whole;

(7) payments by the Company (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its

Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(8) transactions with customers, clients, suppliers, contractors, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent company of the Company or to any Permitted Holder or to any employee, director, officer, manager, distributor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(10) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(11) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(12) the payment of management, consulting, monitoring, transaction, advisory and other fees and related expenses (including indemnification and other similar amounts) pursuant to the Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and similar amounts) accrued in any prior year) and the termination fees pursuant to the Management Agreement, or, in each case, any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors of the Company to the Holders when taken as a whole, as compared to the Management Agreement as in effect on the Issue Date;

(13) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company (including a majority of members of the Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested);

(14) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(15) investments by the Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(16)  any transaction or agreement between the Company or any of its Restricted Subsidiaries, on the one hand, and any Affiliates of the Company, on the other hand, in connection with the Reorganization Transactions.

Section 4.15.                Designation of Restricted and Unrestricted Subsidiaries.

(a)   The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis; and (2) no Default or Event of Default would be in existence following such designation.

(b)   With respect to the designation of any Unrestricted Subsidiary that will constitute a Financing Unrestricted Subsidiary, (A) immediately after giving effect to such designation, the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries on a pro forma basis shall be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to giving effect to such designation, (B) immediately after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in compliance with clause (17) of the definition of “Permitted Investments,” and (C) such Financing Unrestricted Subsidiary shall be designated solely in contemplation of a Disposition of the property or assets of, or an incurrence or issuance of Indebtedness by, such Financing Unrestricted Subsidiary and promptly, but in no event later than 30 days, after the effective date of the designation of each Financing Unrestricted Subsidiary, the Company shall make a prepayment of the Indebtedness under the Credit Agreement from the Net Proceeds resulting from such Disposition or from the net cash proceeds of such incurrence or issuance of Indebtedness in accordance with the terms of the Credit Agreement.  For purposes of clause (B) above, the designation of a Restricted Subsidiary as a Financing Unrestricted Subsidiary shall be deemed to be an Investment by the Company and each applicable Restricted Subsidiary (as applicable) in an amount equal to the fair market value (as determined in good faith by the Company’s Board of Directors or, if such fair market value exceeds $20.0 million, in writing by an Independent Financial Advisor) of the total assets of such Unrestricted Subsidiary at the date of designation.

Section 4.16.                Repurchase at the Option of Holders Upon a Change of Control.

(a)   Upon the occurrence of a Change of Control, the Company shall, within 30 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000 in excess thereof, provided that no Note of $2,000 or less shall be redeemed in part) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Amount”), equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase.

(b)   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c)   Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer; provided that after the first public offering of the Company’s common stock or the common stock of any direct or indirect parent company of the Company after the Issue Date, such definitive agreement shall not be required.

Section 4.17.                Limitation on Issuances of Guarantees of Indebtedness.

The Company will not permit any of its Wholly Owned Restricted Subsidiaries that is not a Guarantor, directly or indirectly, to guarantee any other Indebtedness of the Company or any Guarantor unless such Wholly Owned Restricted Subsidiary within 20 days executes and delivers a supplemental indenture to this Indenture providing a Note Guarantee, which Note Guarantee shall be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness.

Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it may be automatically and unconditionally released and discharged under the circumstances described in Article 10.

ARTICLE 5.

SUCCESSORS

Section 5.01.                Merger, Consolidation and Sale of Assets.

(a)   The Company may not: (i) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to supplemental indentures or other agreements in form satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) the Company or the Successor Company (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 10.04(a)(1)(B) shall apply, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b)   The Successor Company will succeed to, and be substituted for the Company under this Indenture, the Note Guarantees and the Notes, as applicable.  Notwithstanding the immediately preceding clauses (3) and (4) of Section 5.01(a),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Company or a Restricted Subsidiary, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Section 5.02.                Successor Company Substituted.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes, in the case of:

(a)   a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole), or

(b)   a lease.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.                Events of Default.

Each of the following is an “Event of Default”:

(a)   default for 30 days in the payment when due and payable upon redemption, acceleration or otherwise of interest on, or Additional Interest with respect to, the Notes;

(b)   default in payment when due and payable upon redemption, acceleration or otherwise of the principal of or premium, if any, on the Notes;

(c)   failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.12, 4.16 or 5.01;

(d)   failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice given by the Trustee or the Holders of not less than 25% in principal of the Outstanding Notes to comply with any of the other agreements (other than a default referred to in clauses (a), (b) and (c) above) in this Indenture; provided that in the case of a failure to comply with Section 4.03, such period of continuance of such default shall be 120 days after written notice described in this clause (d) has been given; provided, further, that, if applicable, failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or Event of Default under this Indenture;

(e)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(1)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)   results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(f)    failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(g)   except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee, other than by reason of termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture;

(h)   the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1)   commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(2)   consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(3)   consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(4)   makes a general assignment for the benefit of its creditors; or

(5)   admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)   is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary in an involuntary case; or

(2)   appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(3)   orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.                Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.01, all outstanding Notes will become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

If any other Event of Default described in Section 6.01 occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and Additional Interest, if any, and premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

Section 6.03.                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04.                Waiver of Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.   In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.                Control by Majority.

Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07, in case an Event of Default shall occur and be continuing, the Holders of a majority in principal amount of the total outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06.                Limitation on Suits.

Subject to the provisions of this Indenture relating to the duties of the Trustee hereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders shall have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest and Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest and Additional Interest, if any, on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.                Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest and Additional Interest, if any, on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Additional Interest, if any, then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders  for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.                Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)   Except during the continuance of an Event of Default:

(1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)   this paragraph does not limit the effect of paragraph (b) of this Section;

(2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.

Section 7.02.                Rights of Trustee.

Subject to TIA Section 315:

(a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)    The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)   The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)   The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03.                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11.

Section 7.04.                Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.  In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.

Section 7.06.                Reports by Trustee to Holders.

Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA §313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.                Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest and Additional Interest, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)   the Trustee fails to comply with Section 7.10;

(b)   the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)   a custodian or public officer takes charge of the Trustee or its property; or

(d)   the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.                Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11.                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.                Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee.  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8.  If the Company exercises under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.                Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05 and 4.09 through 4.17, and the operation of clauses (4), (5) or (6) of Section 5.01(a), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (c), (d), (e), (f), (g), (h) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) and (i) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that when taken together, would constitute a Significant Subsidiary) of Section 6.01 or because of the Company’s failure to comply with clauses (4), (5) or (6) of Section 5.01(a).

Section 8.04.                Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes.

The Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)   the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date; provided, however, that with respect to a redemption of all or any portion of the Notes, at once or over time, at any time prior to December 1, 2014 pursuant to paragraph 5 of the Notes and Section 3.07:

(i)            the amount of funds in trust that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Make-Whole Premium calculated as of the date of deposit of such funds in trust; and

(ii)           at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium, if any, and interest on the Notes and Additional Interest, if any, on the applicable date of redemption with an assumed Make-Whole Premium calculated as of the date of deposit of such funds in trust; and

(iii)          the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the applicable date of redemption, as required by Section 3.05, necessary to pay the Make-Whole Premium as determined on such date;

(b)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(e)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(f)    the Company shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)   the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.                Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                Repayment to Company.

The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to the Notes.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest or Additional Interest has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another person or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.                Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest and Additional Interest, if any, on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                Without Consent of Holders of Notes.

Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)           to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)         to add a Guarantor under this Indenture;

(11)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(12)         to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Notes.

Section 9.02.                With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Note Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions, with respect to the redemption of such Notes (other than provisions relating to Sections 4.12 and 4.16);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest and Additional Interest, if any, on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest and Additional Interest, if any, on, the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by this Indenture, modify the Note Guarantee of any Subsidiary in any manner adverse to the Holders of the Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.                Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  None of the Company nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

ARTICLE 10.

GUARANTEES

Section 10.01.              Guarantee.

Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns:  (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Note Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees.  Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the net assets of all the Guarantors at the time of such payment in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.              Limitation on Guarantor Liability.

(a)   Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have

(1) rendered the Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Note Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Note Guarantee is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

(b)   In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.2(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03.              Execution and Delivery of Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be entered into on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note. the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Note Guarantee pursuant to Section 4.17 hereof to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the Note Guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.04.              Guarantors May Consolidate, etc., on Certain Terms.

(a)   Subject to the limitations set forth in this Article 10, no Guarantor will, and the Company will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Note Guarantee pursuant to supplemental indentures or other agreements in form satisfactory to the Trustee;

(C) immediately after such transaction, no Default exists; and

(D) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(2) the transaction is made in compliance with the first paragraph of Section 4.12; or

(3) such property or assets constitute Equity Interests of Restricted Subsidiaries that are not Guarantors, which Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed to Restricted Subsidiaries that are not Guarantors.

(b)   In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

(c)   Except as set forth in Articles 4 and 5, and notwithstanding clauses (a) and (b) above, any Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company.

Section 10.05.              Releases.

(a)   The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged:

(1) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.12;

(2) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to the Indenture;

(3) in connection with the release or discharge of such Guarantor under the Credit Agreement or the guarantee which resulted in the creation of such Note Guarantee, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subsequent to a contingent reinstatement is still a release); and

(4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 11.

(b)   Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01.              Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, except as to surviving right of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when either:

(1)   all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(2)           (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest and Additional Interest, if any, to the date of maturity or redemption as the case may be; provided, however, that with respect to a redemption of all or any portion of the Notes, at once or over time, at any time prior to December 1, 2014 pursuant to paragraph 5 of the Notes and Section 3.07:

(i)            the amount of funds in trust that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Make-Whole Premium calculated as of the date of deposit of such funds in trust; and

(ii)           at the time of deposit of such funds in trust, the funds in trust would be sufficient to pay and discharge the principal, premium, if any, and interest on the Notes and Additional Interest, if any, on the applicable date of redemption with an assumed Make-Whole Premium calculated as of the date of deposit of such funds in trust; and

(iii)          the Company must irrevocably deposit or cause to be deposited additional funds in trust, as necessary, on the applicable date of redemption, as required by Section 3.05, necessary to pay the Make-Whole Premium as determined on such date;

(b)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and any simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)   the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company will deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture have been satisfied.

Section 11.02.	Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.	Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest and Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest and Additional Interest, if any, has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another person or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

Section 12.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02.	Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or any Guarantor:

ClubCorp Club Operations, Inc.,

3030 LBJ Freeway

Dallas, Texas 75234

Attention:  Curt McClellan, Chief Financial Officer

Fax No.: (972) 888-7717

With a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Attention: William B. Brentani

Fax No.: (651) 251-5022

If to the Trustee:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Joseph O’Donnell

Fax No.:  (203) 453-1183

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.  All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC for such Note (or its designee), pursuant to the customary procedures of DTC.

Section 12.03.              Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04.              Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)   an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that an Officer’s Certificate shall not be required in connection with the issuance of Notes on the Issue Date; and

(b)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that an Opinion of Counsel shall not be required in connection with (i) the issuance of Notes on the Issue Date or (ii) the execution and delivery by a Guarantor and the Trustee of a supplemental indenture to this Indenture in the form of Exhibit D.

Section 12.05.              Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) shall comply with the provisions of TIA §314(e) and shall include:

(a)   a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06.              Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.              No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder or equityholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.   The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.08.              Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.  EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY.

Section 12.09.              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.              Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.              Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.              Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.              Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.              Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of November 30, 2010

Company:

ClubCorp Club Operations, Inc.

	By:	/s/ Ingrid J. Keiser
	Name:	Ingrid J. Keiser
	Title:	Secretary

SIGNATURE PAGES TO THE SENIOR NOTE INDENTURE

Guarantors:

191 Athletic Club Management Company, LLC
191 CC Operating Co., LLC
Akron Management Corp.
Aliso Viejo Golf Club Joint Venture
Anthem Golf, LLC
April Sound Management Corp.
Aspen Glen Golf Club Management Company
Athletic Club at the Equitable Center, Inc.
AZ Club, LLC
Barton Creek Resort & Clubs, Inc.
Bay Oaks Country Club, Inc.
Bluegrass Club, LLC
Brookhaven Country Club, Inc.
Capital City Club of Montgomery, Inc.
Capital City Club of Raleigh, Inc.
CCA Golf Course Holdco, LLC
CCA Mezzanine Holdco, LLC
Centre Club, Inc.
Citrus Club, Inc.
City Club of Washington, Inc.
Club at Boston College, Inc.
Club Le Conte, Inc.
ClubCorp — Asia
ClubCorp Airways Golf, Inc.
ClubCorp Aliso Viejo Holding Corp.
ClubCorp Asia Investments Inc.
ClubCorp Aven Holdings, Inc.
ClubCorp Braemar Country Club, Inc.
ClubCorp Bunker Hill Club, Inc.
ClubCorp Buying Services, Inc.
ClubCorp Canyon Crest Country Club, Inc.
ClubCorp Center Club, Inc.
ClubCorp Coto Property Holdings, Inc.
ClubCorp Crow Canyon Management Corp.
ClubCorp Desert Falls Country Club, Inc.
ClubCorp Financial Management Company
ClubCorp GCL Corporation
ClubCorp Gen Par of Texas, L.L.C.
ClubCorp Golf of California, L.L.C.
ClubCorp Golf of Florida, L.L.C.
ClubCorp Golf of Georgia, L.P.
ClubCorp Golf of North Carolina, L.L.C.
ClubCorp Golf of Texas, L.P.
ClubCorp Granite Bay Management, Inc.
ClubCorp Graphics, Inc.
ClubCorp Hamlet, LLC
ClubCorp International, Inc.
ClubCorp IW Golf Club, Inc.
ClubCorp Management Company for Stone Creek, LLC
ClubCorp Mexico, Inc.
ClubCorp Mezzanine Borrower, LLC
ClubCorp Mission Hills Country Club, Inc.
ClubCorp Mortgage Borrower, LLC
ClubCorp Porter Valley Country Club, Inc.

SIGNATURE PAGES TO SENIOR NOTE INDENTURE

ClubCorp Publications, Inc.
ClubCorp San Jose Club, Inc.
ClubCorp Shadow Ridge Golf Club, Inc.
ClubCorp Spring Valley Lake Country Club, Inc.
ClubCorp Symphony Towers Club, Inc.
ClubCorp Teal Bend Golf Club, Inc.
ClubCorp TTC, LLC
ClubCorp Turkey Creek Golf Club, Inc.
ClubCorp USA, Inc.
ClubCorp Willow Creek, LLC
ClubCorp Wind Watch, LLC
Columbia Capital City Club Corp.
Columbia Tower Club, Inc.
Countryside Country Club, Inc.
Currituck Golf, LLC
Dallas Tower Club, Inc.
Dayton Racquet Club, Inc.
DeBary Management Corp.
Diamante’ Golf Club Management, Inc.
Diamante’ Golf Club Partners, Inc.
Diamond Run Club, Inc.
Empire Ranch, LLC
Fair Oaks Club Corp.
Farms of New Kent Management, LLC
FFFC Golf Acquisitions, L.L.C.
First City Club Management, Inc.
Fort Bend Acquisition Corp.
GCC Asset Management, Inc.
Glendale Management Corp.
Glendale Racquet Club, Inc.
GP Bear’s Best Atlanta, Inc.
GRanch Golf Club, Inc.
Greenbrier Country Club, Inc.
Greenspoint Club, Inc.
Hackberry Creek Country Club, Inc.
Haile Plantation Management Corp.
Harbour Club of Charleston, Inc.
Hearthstone Country Club, Inc.
Hill Country Golf, Inc.
Hills II of Lakeway, Inc.
Houston City Club, Inc.
HPG, L.C.
Hunter’s Green Acquisition Corp.
Indigo Run Asset Corp.
Irving Club Acquisition Corp.
Kingwood Country Club, Inc.
Knollwood Country Club, Inc.
La Cima Club, Inc.
Lakeway Clubs, Inc.
Laurel Springs Holdco, LLC
LionsGate Golf Club, Inc.
MAC Club, LLC
Management Company for Eagle Ridge and The
Preserve
Manager for CCHH, Inc.
Master Club, Inc.

SIGNATURE PAGES TO SENIOR NOTE INDENTURE

Memorial Stadium Club Management Corp.
Memphis City Club, Inc.
MH Villas, Inc.
Monarch EP Management Corp.
Nashville Club Management, Inc.
New England Country Club Management, Inc.
Northwood Management Corp.
Oak Pointe Country Club, Inc.
Oakmont Management Corp.
Operations Company for Homestead, Inc.
Owners Club Asset Company
Piedmont Club, Inc.
Piedmont Golfers’ Club LLC
Pyramid Club Management, Inc.
Quail Hollow Management, Inc.
Queens Harbour Corporation
Renaissance Club, Inc.
Richardson Country Club Corp.
River Creek Country Club, Inc.
Rivers Club, Inc.
Shady Valley Management Corp.
Shoreby Club Management, Inc.
Silver Lake Management Corp.
Skyline Club, Inc.
Society Management, Inc.
Southern Trace Country Club of Shreveport, Inc.
Stonebriar Management Corp.
Stonehenge Club, Inc.
Tampa Palms Club, Inc.
The 191 Club, Inc.
The Buckhead Club, Inc.
The Club at Cimarron, Inc.
The Club at Society Center, Inc.
The Commerce Club, Inc.
The Downtown Club, Inc.
The Manager of the Owner’s Club, Inc.
The Metropolitan Club of Chicago, Inc.
The Owner’s Club, Inc.
The Owner’s Club at Hilton Head, L.P.
The Owner’s Club of South Carolina, L.L.C.
The Plaza Club of San Antonio, Inc.
The Summit Club, Inc.
The University Club, Inc.
Timarron Golf Club, Inc.
Tower City Club of Virginia, Inc.
Tower Club of Dallas, Inc.
Tower Club, Inc.
Town Point Club, Inc.
Treesdale Country Club, Inc.
UMass Club Management, LLC
UNC Alumni Club Management, Inc.
University Club Management Co., Inc.
University Club, Inc.
Walnut Creek Management Corporation
West Park Club, Inc.
Westlake City Club, Inc.

SIGNATURE PAGES TO SENIOR NOTE INDENTURE

Wildflower Country Club, Inc.
Willow Creek Management, Inc.
Woodside Plantation Country Club, Inc.
By:	/s/ Ingrid J. Keiser
Name:	Ingrid J. Keiser
Title:	Secretary

Canyon Gate at Las Vegas, Inc.
GP Bear’s Best Las Vegas, Inc.
By:	/s/ Eric L. Affeldt
Name:	Eric L. Affeldt
Title:	President, Treasurer and Secretary

SIGNATURE PAGES TO SENIOR NOTE INDENTURE

Trustee:

Wilmington Trust FSB

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

SIGNATURE PAGES TO SENIOR NOTE INDENTURE

EXHIBIT A

(Face of Note)

10% Senior Notes due 2018

CUSIP
No.	$[ ]

ClubCorp Club Operations, Inc.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [                            ] Dollars ($[            ]) on December 1, 2018.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 2011.

Record Dates:  May 15 and November 15.

Dated: [ ]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CLUBCORP CLUB OPERATIONS, INC.

By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

WILMINGTON TRUST FSB,
as Trustee

By:
Authorized Signatory

Dated: [ ]

(Back of Note)

10% Senior Notes due 2018

[Insert the Global Note Legend, if applicable, pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the terms of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable, pursuant to the terms of the Indenture]

[Insert the Tax Legend, if applicable, pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 8 of the Registration Rights Agreement.  The Company shall pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from November 30, 2010; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2011.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is equal to the interest rate then in effect under this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       Indenture.  The Company issued the Notes under an Indenture dated as of November 30, 2010 (“Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company unlimited in aggregate principal amount.

5.                                       Redemption and Repurchase.  The Notes are subject to optional redemption, and may be subject to an Offer to Purchase, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

7.                                       Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

8.                                       Amendment, Supplement and Waiver.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.                                       Defaults and Remedies.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.

10.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

11.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.                                 [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated November 30, 2010, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.]

13.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

ClubCorp Club Operations, Inc.

3030 LBJ Freeway

Dallas, Texas 75234

Attention:  Chief Financial Officer

14.                               Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the box below:

☐                                    Section 4.12

☐                                    Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.16 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ClubCorp Club Operations, Inc.

3030 LBJ Freeway

Dallas, Texas 75234

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Corporate Trust Department

Re:                                                  10% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of November 30, 2010 (the “Indenture”), among ClubCorp Club Operations, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                     (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐   a beneficial interest in the:

(i)                                ☐   144A Global Note (CUSIP                   ), or

(ii)                            ☐   Regulation S Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)                                  ☐   a beneficial interest in the:

(i)                                ☐   144A Global Note (CUSIP                   ), or

(ii)                            ☐   Regulation S Global Note (CUSIP                   ), or

(iv)                         ☐   Unrestricted Global Note (CUSIP                   ); or

(b)                                 ☐   a Restricted Definitive Note; or

(c)                                  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

ClubCorp Club Operations, Inc.

3030 LBJ Freeway

Dallas, Texas 75234

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Corporate Trust Department

Re:                                                  10% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of November 30, 2010 (the “Indenture”), among ClubCorp Club Operations, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted

Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among [                                    ] (the “Guaranteeing Subsidiary”), a subsidiary of ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), and Wilmington Trust FSB, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 30, 2010, providing for the issuance of an unlimited aggregate principal amount of 10% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.             Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

4.             Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.             Trustee Makes No Representation. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

D-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST FSB, as Trustee

By:
Name:
Title:

D-2

CROSS-REFERENCE TABLE

TIA Section Reference	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 4.04, 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.